As filed with the U.S. Securities and Exchange Commission on April 15, 2024
Registration No. 333

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UL Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	27–0913800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Pfingsten Road Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)
UL Solutions Inc. Long-Term Incentive Plan
UL Solutions Inc. 2024 Employee Stock Purchase Plan
UL Solutions Inc. 2024 Long-Term Incentive Plan
(Full title of the plans)
Jacqueline K. McLaughlin
Executive Vice President and
Chief Legal Officer
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60062
(847) 272–8800
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
This registration statement on Form S-8 (the “Registration Statement”) relates to securities of UL Solutions Inc. (the “Registrant” or the “Company”) to be offered pursuant to the UL Solutions Inc. Long-Term Incentive Plan (the “2020 LTIP”), the UL Solutions Inc. 2024 Employee Stock Purchase Plan (the “ESPP”) and the UL Solutions Inc. 2024 Long-Term Incentive Plan (the “2024 LTIP” and, together with the 2020 LTIP and the ESPP, the “Plans”). The Registrant will provide to all participants in the Plans the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428, the Registrant has not filed such document(s) either as part of this Registration Statement on Form S-8 or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:
(a)Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on April 2, 2024, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed, relating to the Registration Statement on Form S-1 originally filed on November 13, 2023, as amended (File No. 333-275468);
(b)The Registrant’s prospectus dated April 11, 2024 filed on April 15, 2024 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 originally filed on November 13, 2023, as amended (File No. 333-275468); and
(c)The description of the Registrant’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), contained in the Registrant’s registration statement on Form 8-A filed on April 11, 2024 (File No. 001-42012) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a subsequent post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The validity of the shares of Class A Common Stock registered hereby has been passed upon by Seyfarth Shaw LLP.  A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.
Item 6. Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides that no director or officer of UL Solutions Inc. shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted by the DGCL as it may be amended from time to time.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees) (and, with respect to actions other than actions brought by or in the right of the corporation, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
The Registrant’s Amended and Restated Bylaws provide that it will indemnify and hold harmless, to the fullest extent permitted by the DGCL as it may be amended from time to time, any director of officer, or a “covered person,” who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such covered person. Notwithstanding the preceding sentence, except as otherwise provided in the Registrant’s Amended and Restated Bylaws, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.
The Registrant has entered into separate indemnification agreements with each of its directors and executive officers and certain other employees. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law.
The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 7. Exemption From Registration Claimed.
Not applicable.

Item 8. Exhibits.

3.1
Form of Amended and Restated Certificate of Incorporation of UL Solutions Inc. (filed as Exhibit 3.3 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, File No. 333-275468, as filed with the Commission on April 2, 2024 and incorporated herein by reference).

3.2
Form of Amended and Restated Bylaws of UL Solutions Inc. (filed as Exhibit 3.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, File No. 333-275468, as filed with the Commission on April 2, 2024 and incorporated herein by reference).

5.1*	Opinion of Seyfarth Shaw LLP.
10.1†
UL Solutions Inc. Long-Term Incentive Plan (filed as Exhibit 10.22 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-275468, as filed with the Commission on February 29, 2024 and incorporated herein by reference).

10.2†
First Amendment to UL Solutions Inc. Long-Term Incentive Plan (filed as Exhibit 10.23 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-275468, as filed with the Commission on February 29, 2024 and incorporated herein by reference).

10.3†
UL Solutions Inc. 2024 Long-Term Incentive Plan (filed as Exhibit 10.37 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-275468, as filed with the Commission on February 29, 2024 and incorporated herein by reference).

10.4†
UL Solutions Inc. 2024 Employee Stock Purchase Plan (filed as Exhibit 10.42 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-275468, as filed with the Commission on February 29, 2024 and incorporated herein by reference).

23.1*	Consent of Seyfarth Shaw LLP (included with Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8 Registration Statement).
107*	Calculation of Filing Fee Table.
__________________
*Filed herewith.
†Indicates a management contract or compensatory plan or arrangement.
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois on April 15, 2024.

UL SOLUTIONS INC.

By:	/s/Jennifer F. Scanlon
Jennifer F. Scanlon
President and Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of UL Solutions Inc. hereby constitutes and appoints Jennifer F. Scanlon and Ryan D. Robinson, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-8, and any other registration statement relating to the same offering (including any registration statement, or amendment thereto, that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and any and all amendments thereto (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer F. Scanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2024
Jennifer F. Scanlon

/s/ Ryan D. Robinson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 15, 2024
Ryan D. Robinson

/s/ Karen K. Pepping	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 15, 2024
Karen K. Pepping

/s/ Frank J. Coyne	Director	April 15, 2024
Frank J. Coyne

/s/ James P. Dollive	Director	April 15, 2024
James P. Dollive

/s/ Marla C. Gottschalk	Director	April 15, 2024
Marla C. Gottschalk

/s/ Friedrich Hecker	Director	April 15, 2024
Friedrich Hecker

/s/ Charles W. Hooper	Director	April 15, 2024
Charles W. Hooper

/s/ Kevin J. Kennedy	Director	April 15, 2024
Kevin J. Kennedy

/s/ Lisa M. Lambert	Director	April 15, 2024
Lisa M. Lambert

/s/ James M. Shannon	Director	April 15, 2024
James M. Shannon

/s/ Sally Susman	Director	April 15, 2024
Sally Susman

/s/ Michael H. Thaman	Director	April 15, 2024
Michael H. Thaman

/s/ Elisabeth Torstad	Director	April 15, 2024
Elisabeth Torstad

/s/ George A. Williams	Director	April 15, 2024
George A. Williams